EXHIBIT 23.1

PRICEWATERHOUSE COOPERS

                                                    Pricewaterhouse Coopers LLP
                                                    1301 Avenue of the Americas
                                                        New York, NY 10019-6013
                                                       Telephone (212) 259-1000
                                                       Facsimile (212) 259-1301

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Viacom Inc. of our report dated February 10, 2000, except for the second and third paragraphs of note 2, which are as of March 21, 2000 relating to the financial statements and financial statement schedules, which appears in Viacom Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
February 6, 2001